Exhibit 99.1

Tintri Announces Inducement Grants under NASDAQ Listing Rule 5635(c)(4)

MOUNTAIN VIEW, Calif. April 4, 2018 – Tintri, Inc. (NASDAQ: TNTR), a leading provider of enterprise cloud platforms, today announced that, effective upon April 2, 2018, which was the date that Mr. Barton commenced employment with the Company, Tom Barton, the Company’s Chief Executive Officer, received a stock option to purchase 1,700,000 shares of the Company’s common stock (the “Option”). The Option was granted in accordance with Nasdaq Listing Rule 5635(c)(4) and under and subject to the terms of the Tintri, Inc. Inducement Plan (the “Inducement Plan”) and form of award agreement thereunder that was adopted by the Company’s Board of Directors in connection with Mr. Barton’s joining Tintri.

The Option will have a ten-year term and an exercise price that is the same as the closing price of the Company’s common stock on Mr. Barton’s start date. The Option will vest over four years with 25% of the total shares vesting one year from Mr. Barton’s start date and 1/48th of the total shares vesting monthly for the next three years, subject to his continued service through each vesting date. The Option provides for acceleration of vesting under certain circumstances, described in more detail in our Current Report on Form 8-K filed with the SEC on March 15, 2018.

The above descriptions are qualified in their entirety by the offer letter between the Company and Mr. Barton, which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended January 31, 2018.

About Tintri

Tintri (NASDAQ: TNTR) offers an enterprise cloud infrastructure built on a public-cloud like web services architecture and RESTful APIs. Organizations use Tintri all-flash storage with scale-out and automation as a foundation for their own clouds—to build agile development environments for cloud native applications and to run mission-critical enterprise applications. Tintri enables users to guarantee the performance of their applications, automate common IT tasks to reduce operating expenses, troubleshoot across their infrastructure, and predict an organization’s needs to scale—the underpinnings of a modern data center. That’s why leading cloud service providers and enterprises, including Comcast, Chevron, NASA, Toyota, United Healthcare and 20 percent of the Fortune 100, trust Tintri with enterprise cloud.

For more information, visit www.tintri.com and follow us on Twitter: @Tintri.

Forward Looking Statements

This press release contains forward-looking statements, including but not limited to statements relating to Mr. Barton’s commencement of employment with the Company and compensation and benefits that are awarded to our executive officers subject to the occurrence of future events. These forward-looking statements are not historical facts, and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of such forward-looking statements depends upon future events, and involves risks, uncertainties, and other factors beyond our control that may cause these statements to be inaccurate and cause our actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: risks associated with a change in executive leadership; our ability to reduce operating expenses in future periods; our ability to comply with and/or modify terms of our outstanding debt; our ability to attract and retain employees; the rapid evolution of the markets in which we compete; our ability to sustain or manage future growth effectively; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, our revenue mix, the timing and magnitude of orders, shipments, and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions; the introduction or acceleration of adoption of competing solutions; failure to develop, or unexpected difficulties or delays in developing, new product features or technology on a timely or cost-effective basis; and other risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on file with the U.S. Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2017, which are available on our investor relations website at https://ir.tintri.com and on the SEC website at www.sec.gov, or that we may file with the SEC following the date of this press release. All statements provided in this release speak only as of the date of this press release and, except as required by law, we assume no obligation to update any forward-looking statements to reflect actual results or subsequent events or circumstances.

© 2018 Tintri, Inc. All rights reserved. Tintri and the Tintri logo are registered trademarks or trademarks of Tintri, Inc. in the United States and other countries. Other brand names mentioned herein are for identification purposes only and may be trademarks of their respective holder(s).

Press contact

Emily Gallagher

Touchdown PR

tintriUS@touchdownpr.com

US: + 1 (512) 373-8500

UK: +44 (0) 1252 717 040

Investor Relations Contact

David Jew

650.772.3838

ir@tintri.com